SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006 (September 28, 2006)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Purchase of Lundy Avenue Research Park.

We previously filed a Form 8-K on September 28, 2006, with regard to the acquisition of a fee interest in Lundy Avenue Research Park (“Lundy Avenue”), an office property located in San Jose, California, through a joint venture (the “Joint Venture”) between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (the “Company”) and an affiliate of Westcore Properties AC, LLC (“Westcore”) without the requisite financial information. Accordingly, we are filing this Form 8-K/A to include that financial information. Lundy Avenue is leased to a single tenant, Flextronics International LTD (“Flextronics”), on a long-term basis under a net lease that transfers significantly all of Lundy Avenue’s non-financial operating and holding costs to Flextronics. As such, only pertinent financial data and other information about Flextronics are included in this filing. As Flextronics is currently a public company that files reports to the Securities and Exchange Commission, we will include summary financial data from Flextronics’ most recently filed Form 10K under the Securities and Exchange Act of 1934. Flextronics has a fiscal year ending March 31, 2006. As these are the most recently available audited financial statements of Flextronics, the summary financial data included in this filing will be as of March 31, 2006.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired:

Lundy Avenue Research Park:

Summary Financial Data of Flextronics International LTD., including a
Summary of Flextronics Consolidated Balance sheets for Fiscal Years Ended March 31, 2006 and 2005;	F-2
Summary of Flextronics Consolidated Statements of Operations and	F-3
Cash Flows for the Fiscal Years Ended March 31, 2006, 2005 and 2004	F-4

Notes to Summary Financial Data of Flextronics International LTD.	F-5

Lundy Avenue Research Park

Summary Financial Data of Flextronics International LTD.

SUMMARY OF CONSOLIDATED BALANCE SHEETS OF FLEXTRONICS INTERNATIONAL LTD.

	March 31, 2006
	2006	2005
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$942,859	$869,258
Accounts receivable, net of allowance for doubtful accounts of $17,749 and $26,641 as of March 31, 2006 and 2005, respectively	1,496,520	1,787,006
Inventories	1,738,310	1,513,715
Other current assets	719,247	617,186

Total current assets	4,896,936	4,787,165
Property and equipment	1,586,486	1,669,876
Goodwill	2,676,727	2,965,867
Other assets	1,798,258	1,586,858

Total assets	$10,958,407	$11,009,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,758,019	$2,505,719
Other current liabilities	1,200,285	1,374,475

Total current liabilities	3,958,304	3,880,194
Long-term debt and capital lease obligations, net of current portion	1,488,975	1,709,011
Other liabilities	156,481	196,513

Total liabilities	5,603,760	5,785,718
Shareholders’ equity
Outstanding shares	5,572,574	5,489,764
Accumulated deficit	(241,438)	(382,600)
Accumulated other comprehensive income	27,565	123,683
Deferred compensation	(4,054)	(6,799)

Total shareholders’ equity	5,354,647	5,224,048

Total liabilities and shareholders’ equity	$10,958,407	$11,009,766

The accompanying notes are an integral part of these summary financial statements.

Lundy Avenue Research Park

Summary Financial Data of Flextronics International LTD.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS OF FLEXTRONICS INTERNATIONAL LTD.

	Fiscal Year Ended March 31,
	2006	2005	2004
	(In thousands)
Net sales	$15,287,976	$15,730,717	$14,479,262
Cost of sales	14,354,461	14,720,532	13,676,855
Restructuring charges	185,631	78,381	474,068

Gross profit	747,884	931,804	328,339
Selling, general and administrative expenses	463,946	525,607	469,229
Intangible amortization	37,160	33,541	34,543
Restructuring charges	30,110	16,976	54,785
Other income, net	(17,200)	(13,491)	—
Interest and other expense, net	92,951	89,996	77,241
Gain on divesture of operations	(23,819)	—	—
Loss on early extinguishment of debt	—	16,328	103,909

Income (loss) from continuing operations before income taxes	164,736	262,847	(411,368)
Provision for (benefit from) income taxes	54,218	(68,652)	(64,958)

Income (loss) from continuing operations	$110,518	$331,499	$(346,410)
Discontinued operations
Income (loss) from discontinued operations, net of tax	30,644	8,374	(5,968)

Net income (loss)	$141,162	$339,873	$(352,378)

The accompanying notes are an integral part of these summary financial statements.

Lundy Avenue Research Park

Summary Financial Data of Flextronics International LTD.

SUMMARY OF CONSOLIDATED STATEMENTS OF CASH FLOWS OF FLEXTRONICS INTERNATIONAL LTD.

	Fiscal Year Ended March 31,
	2006	2005	2004
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$141,162	$339,871	$(352,378)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and impairment charges	390,828	373,670	662,798
Gain on sale of equipment	(8,473)	(1,752)	(2,206)
Provision for doubtful accounts	606	4,848	1,256
Equity in earnings (losses) of associated companies and other charges, net	(16,831)	2,785	(181)
Stock compensation	2,662	2,155	1,772
Deferred income taxes	47,953	(84,070)	(97,171)
Gain on divesture of operations	(67,569)	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	172,638	110,907	(381,948)
Inventories	(220,988)	(105,126)	(40,302)
Other assets	(171,460)	61,341	(139,691)
Accounts payable and other current liabilities	278,828	19,636	535,749

Net cash provided by operating activities	549,356	724,265	187,698

Cash flows from investing activities:
Purchases of property and equipment, net of disposition	(251,174)	(289,680)	(181,461)
Acquisition of businesses, net of cash acquired	(649,160)	(469,003)	(119,983)
Proceeds from divestures of operations, net of cash disposed	518,505	—	—
Other investments and notes receivable	(47,090)	20,406	(102,323)

Net cash used in investing activities	(428,919)	(738,277)	(403,767)

Cash flow from financing activities:
Proceeds from bank borrowing and long-term debt	3,420,583	1,793,969	1,446,592
Repayments of bank borrowings and long-term debt	(3,503,420)	(1,789,862)	(1,008,692)
Repayment of capital lease obligations and other	(11,457)	(10,672)	(12,613)
Payment of early extinguishment of debt	—	(13,201)	(91,647)
Payment from exercise of stock options and Employee Stock Purchase Plan	49,986	36,601	61,113
Net proceeds from issuance of ordinary shares in public offering	—	299,500	—

Net cash provided by (used in) financing activities	(44,308)	316,335	394,753

Effect of exchange rates on cash	(2,528)	(48,341)	12,572

Net increase in cash and cash equivalents	73,601	253,982	191,256
Cash and cash equivalents, beginning of year	869,258	615,276	424,020

Cash and cash equivalents, end of year	$942,859	$869,258	$615,276

The accompanying notes are an integral part of these summary financial statements.

Note 1 - Description of Business and Summary of Significant Accounting Policies

Lundy Avenue Research Park (“Lundy Avenue”) consists of three buildings located in San Jose, California. Lundy Avenue comprises approximately 177,749 rentable square feet, collectively. As of September 28, 2006 (the date of acquisition), Lundy Avenue had an occupancy percentage of 100%. The sole tenant of Lundy Avenue is Flextronics International LTD. (“Flextronics”). Flextronics has a 10-year operating lease for Lundy Avenue. The lease is a net lease that transfers significantly all of Lundy Avenue’s nonfinancial operating and holding costs to Flextronics. Flextronics has a one-time termination option at the end of the seventh year under the lease. Flextronics is currently a public company that files reports to the Securities and Exchange Commission. The above summary financial data was obtained from Flextronics’ most recently filed Form 10-K under the Securities and Exchange Act of 1934 (“10-K Filing”). Flextronics has a fiscal year ending March 31, 2006. As these are the most recently available audited financial statements of Flextronics, the summary financial data included in this filing is as of March 31, 2006. We encourage users of the above summary financial statements to review Flextronics’ 10-K filing to obtain a complete understanding of the financial statements and the related critical accounting policies and estimates used in the preparation of those financial statements.

Lundy Avenue was acquired by Dividend Capital Total Realty Trust Inc. (the “Company”) from Flextronics, an unrelated party, on September 28, 2006 through a joint venture (the “Lundy Avenue Joint Venture”) entered into by and between a wholly-owned subsidiary of the Company and an affiliate of Westcore Properties AC, LLC (“Westcore”). The total acquisition cost of the property was approximately $21.6 million and was paid for through a combination of (i) an equity contribution from the Company of approximately $11.7 million to the Lundy Avenue Joint Venture using net proceeds from our public offering, and (ii) an equity contribution from Westcore of approximately $2.1 million to the Lundy Avenue Joint Venture. The total acquisition cost includes an acquisition fee of approximately $0.4 million paid to Dividend Capital Total Advisors LLC, an affiliate of the Company, which was paid using the Company’s existing cash balances and proceeds from the Company’s private offerings.

Note 2 – Description of Flextronics International LTD

Flextronics was incorporated in the Republic of Singapore in May 1990. The Company is a leading provider of advanced electronics manufacturing services (EMS) to original equipment manufacturers (OEMs) in industries including computing; mobile; consumer digital; industrial, semiconductor and white goods; automotive, marine and aerospace; infrastructure; and medical. Flextronics’ strategy is to provide customers with a full range of vertically-integrated global supply chain services through which the Flextronics designs, builds and ships a complete packaged product for its OEM customers. OEM customers leverage the Flextronics’ services to meet their product requirements throughout the entire product life cycle. The Company also provides after-market services such as logistics, repair and warranty services.

Flextronics’ services include printed circuit board and flexible circuit fabrication, systems assembly and manufacturing (including enclosures, testing services, materials procurement and inventory management), logistics and after-market services (including product repair, re-manufacturing and maintenance). Additionally, Flextronics provides market-specific design and engineering services ranging from contract design services (“CDM”), where the customer purchases services on a time and materials basis, to original product design and manufacturing services, where the customer purchases a product that was designed, developed and manufactured by the Company (commonly referred to as original design manufacturing, or “ODM”). ODM products are then sold by Flextronics’ OEM customers under the OEM’s brand name. Flextronics’ CDM and ODM services include user interface and industrial design, mechanical engineering and tooling design, electronic system design and printed circuit board design.

Note 3 - Operating Leases

Lundy Avenue’s revenues are primarily obtained from tenant rental payments as provided for under the non-cancelable operating lease with Flextronics. Lundy Avenue records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Lundy Avenue records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received.

Future minimum lease payments due under the operating lease with Flextronics for the next five years as of September 28, 2006 (the date of acquisition), are as follows:

Year Ending December 31,
2006	$416,000
2007	1,676,000
2008	1,726,000
2009	1,778,000
2010	1,832,000
Thereafter	11,644,000

$19,072,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
(Registrant)

Date:	November 14, 2006	By:	/s/ JOHN E. BIALLAS
		Name:	John E. Biallas
		Title:	Chief Operating Officer